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Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Silvia M. Larrieu
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AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, January 19, 2022. Amerant Bancorp Inc. (NASDAQ: AMTB) (the “Company” or “Amerant”) today announced that the Company’s Board of Directors declared a cash dividend of $0.09 per share of Amerant common stock. The dividend is payable on February 28, 2022, to shareholders of record at the close of business on February 11, 2022.

About Amerant Bancorp Inc. (NASDAQ: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida and 7 in Houston, Texas. For more information, visit investor.amerantbank.com.

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